UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2016

TEL-INSTRUMENT ELECTRONICS CORP.
(Exact name of registrant as specified in its charter)

New Jersey	001-31990	22-1441806
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Branca Road
East Rutherford, New Jersey 07073
(Address of principal executive offices)

(201) 933-1600
(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure

On May 12, 2016, Tel-Instrument Electronics Corp (“Tel”, “Tel-Instrument” or the “Company”) (NYSE MKT: TIK) today announced the receipt of a $1.3 million order from the U.S Army for CRAFT 708 units with delivery scheduled for the second calendar quarter of 2016. The Company also announced that it recently received an order from the U.S. Navy for four CRAFT 708 test sets for the U.S. Presidential Helicopter program.
The Company also introduced the new T-47M5 test set at the DOD AIMS meeting in Orlando held during the week of May 2, 2016. This test set will allow our existing customers to upgrade their Mode 4 IFF test sets to handle Mode 5. Deliveries are expected to commence in the fourth quarter of this calendar year after planned product testing is completed.

A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.         Description

99.1*                   Press release dated May 12, 2016, “Tel-Instrument Electronics Corp. Announces Receipt of $1.3 Million CRAFT 708 Army Order and a New Mode 5 IFF Test Set”.

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEL-INSTRUMENT ELECTRONICS CORP.

Date: May 16, 2016	By:	/s/ Joseph P. Macaluso
Name: Joseph P. Macaluso
Title: Principal Accounting Officer